Exhibit 1.1

Teleflex Incorporated

$500,000,000 4.625% Senior Notes Due 2027

Underwriting Agreement

November 16, 2017

J.P. MORGAN SECURITIES LLC

As Representative of the several Underwriters

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Introductory. Teleflex Incorporated, a Delaware corporation (the “Company”), proposes to issue and sell to J.P. Morgan Securities LLC (“J.P. Morgan”) and the other several Underwriters named in Schedule A hereto (such Underwriters, the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of its 4.625% Senior Notes due 2027 (the “Notes”). J.P. Morgan has agreed to act as the representative of the several Underwriters (the “Representative”) in connection with the offering and sale of the Notes.

The Securities (as defined below) will be issued pursuant to an indenture, dated as of May 16, 2016 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture to be dated as of November 20, 2017, among the Company, the Guarantors (as defined below) and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company and the Depositary.

The Company and the Guarantors, in accordance with the requirements of Conduct Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Guggenheim Securities, LLC (the “Independent Underwriter”), as a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121 in connection with the offering and sale of the Securities, and the Independent Underwriter hereby confirms its engagement to render such services.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” (collectively, the “Guarantors”) and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns, pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees thereof are herein collectively referred to as the “Securities.”

This Agreement, the Securities and the Indenture are collectively referred to herein as the “Transaction Documents.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-211276), as amended by post-effective amendment no. 1 thereto, including a prospectus, relating to the Securities. Such registration statement, as amended at the time post-effective amendment no. 1 became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement;” and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:45 p.m. New York City time on November 16, 2017, the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Pricing Disclosure Package”): a Preliminary Prospectus dated November 16, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex I hereto.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties. Each of the Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Underwriter that, as of the date hereof and as of the Closing Date:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through J.P. Morgan expressly for use therein.

(b) The Pricing Disclosure Package, as of the Time of Sale, did not, and at the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from the Pricing Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through J.P. Morgan expressly for use therein.

(c) The Company has not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Registration Statement, (iii) the Preliminary Prospectus, (iv) the Prospectus, (v) the documents listed on Annex I hereto, including a Pricing Term Sheet substantially in the form of Annex II hereto, which constitute part of the Pricing Disclosure Package and (vi) any electronic road show or other written communications, in each case used in accordance with Section 3(a). Each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii), (iii) and (iv) above) an “Issuer Free Writing Prospectus.” Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements in or omissions from each such Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through J.P. Morgan expressly for use in any such Issuer Free Writing Prospectus.

(d) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the

Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) to any statements in or omissions from the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through J.P. Morgan expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus when they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to (i) issuances of the Company’s common stock under the Company’s employee benefit plans and the Company’s dividend reinvestment plan or (ii) any scheduled repayment of the Company’s existing debt or conversion of the Company’s existing convertible debt in accordance with the terms thereof) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Each of the Company, each of its “significant subsidiaries” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act and each of the Guarantors; each a “Subsidiary” and together the “Subsidiaries”) have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects (other than pledges of shares of certain of the Company’s domestic and foreign subsidiaries created pursuant to the Company’s existing senior secured credit facilities (the “Existing Credit Facilities”) except such as are described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not materially interfere with the use made and proposed to be made of such property and buildings by, the Company and its Subsidiaries.

(h) Each of the Company and the Guarantors has been duly incorporated or otherwise formed and is validly existing as a corporation, limited liability company, partnership or other legal entity in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation and each of them has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Company and the Guarantors has been duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification (where such qualification is required), or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except as would not be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each Subsidiary of the Company is listed on Schedule B hereto, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation, as the case may be; and each of the subsidiaries of the Company, other than the Subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation, as the case may be, except where the failure to be in good standing (to the extent such concept exists under the laws of the relevant jurisdiction) would not have a Material Adverse Effect.

(i) The Company and the Guarantors have all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which they are a party, and to perform their obligations hereunder and thereunder and to consummate the transactions herein and therein contemplated. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(j) The Company has an authorized capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than pledges of shares of certain of the Company’s domestic and foreign subsidiaries created pursuant to the Existing Credit Facilities).

(k) The Notes have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement and authenticated in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, reorganization, examinership and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy Exceptions”); the Guarantees have been duly authorized and, when the Notes have been issued and delivered by the Company pursuant to this Agreement and authenticated in the manner provided in the Indenture and delivered against payment of the purchase price therefor, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, enforceable against each of the Guarantors and entitled to the benefits provided by the Indenture, subject, as to enforcement, to the Bankruptcy Exceptions; the Base Indenture has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the Bankruptcy Exceptions; the Supplemental Indenture has been duly authorized by the Company and each of the Guarantors and, when executed and delivered by the Company, the Guarantors and the Trustee, will constitute a valid and legally binding instrument, enforceable against the Company and the Guarantors in accordance with its terms, subject, as to enforcement, to the Bankruptcy Exceptions; the Securities and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus; and the Indenture will be duly qualified under the Trust Indenture Act and will conform in all material respects to the requirements of the Trust Indenture Act and the regulations of the Commission applicable to an indenture that is qualified thereunder.

(l) The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Transaction Documents to which each is a party and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or any of the Guarantors is a party or by which the Company or any of its Subsidiaries or any of the Guarantors is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such breach or violation would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to perform their obligations in accordance with the terms of the Transaction Documents, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws or similar organizational or constitutional documents of the Company or any of its Subsidiaries or any of the Guarantors, or (iii) result in any violations of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of the Guarantors or any of their properties, except where such violation would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of the Company and its subsidiaries to perform their obligations in accordance with the terms of the Transaction Documents; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any of the Guarantors of the transactions contemplated by the Transaction Documents, except for the registration of the Securities and the Guarantees under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(m) None of the Company, any of its Subsidiaries nor any of the Guarantors is (i) in violation of its Certificate of Incorporation or By-laws or similar organizational or constitutional document or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), for any such default or violation that would not, individually or in the aggregate, result in a Material Adverse Effect.

(n) The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of notes,” insofar as they purport to constitute a summary of the terms of the Securities and under the caption “Certain United States federal income and estate tax consequences to non-United States holders” and under the caption “Underwriting (conflicts of interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(o) Other than as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or any of the Guarantors is a party or of which any property of the Company or any of its subsidiaries or any of the Guarantors is the subject which, if determined adversely to the Company or any of its subsidiaries or any of the Guarantors, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the ability of the Company and the Guarantors to perform their obligations in accordance with the terms of the Transaction Documents; and, other than as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s or any Guarantor’s knowledge, no such proceedings are threatened by governmental authorities or others.

(p) Neither the Company nor any Guarantor is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(r) PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(s) Baker Tilly Virchow Krause, LLP, who has audited certain financial statements of Vascular Solutions LLC (“Vascular”) and its subsidiaries, and has audited Vascular’s internal control over financial reporting and management’s assessment thereof are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(t) PricewaterhouseCoopers LLP, who has audited certain financial statements of NeoTract, Inc. (“NeoTract”) and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(u) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(v) Since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(x) The financial statements of the Company, including the notes thereto, and any supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the changes in their cash flows and results of their operations for the periods specified by the Company and its consolidated subsidiaries; such financial statements have been prepared in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and any supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information required to be stated therein. Except as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Summary—Summary financial data” and the other financial information included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information set forth therein on a basis consistent with that of the respective audited and unaudited financial statements incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) To the Company’s knowledge, the financial statements of Vascular and NeoTract, respectively, including the notes thereto, and any supporting schedules included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Vascular and its consolidated subsidiaries and NeoTract and its consolidated subsidiaries, respectively, as of the dates indicated and the changes in their cash flows and results of their operations for the periods specified by Vascular and its consolidated subsidiaries and NeoTract and its consolidated subsidiaries, respectively; such financial statements have been prepared in all material respects in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(z) Except as would not, individually or in the aggregate, result in a Material Adverse Effect or except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) neither the Company nor any of its subsidiaries is, to the Company’s or any Guarantor’s knowledge, or has been, in violation of any U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of worker health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, or exposure to, Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, (ii) there is no claim or action with respect to which the Company or any of its subsidiaries has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company and the Guarantors, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law and (iii) to the knowledge of the Company and the Guarantors, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would be reasonably expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(aa) The Company and each of its Subsidiaries and each of the Guarantors own, are licensed to use, or possess all intellectual property and proprietary rights, including, without limitation, trademarks, trademark licenses, service marks, trade names, patents, patent licenses, copyrights, copyright licenses, works of authorship, all applications and registrations for the foregoing, approvals, trade secrets, domain names, technology, know-how and processes and all other similar rights (collectively, the “Intellectual Property Rights”) necessary to conduct their respective businesses, free and clear of liens (other than liens on Intellectual Property Rights of certain of the Company’s subsidiaries created pursuant to the Company’s Existing Credit Facilities). To the best knowledge of the Company and the Guarantors, (i) no third party is violating or infringing the Intellectual Property Rights of the Company or any of its Subsidiaries or any of the Guarantors and (ii) the conduct of the business of the Company and its Subsidiaries and the Guarantors does not violate or infringe the Intellectual Property Rights of others, except as would not reasonably be expected to result in a Material Adverse Effect.

(bb) Except as would not result, individually or in the aggregate, in a Material Adverse Effect or except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, nor the Company’s business operations, is in violation of any Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (i) all federal and state fraud and abuse laws, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h) and the regulations promulgated pursuant to such statutes, (ii) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws, (iii) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder, (iv) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder, (v) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto, (vi) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies and (vii) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (vii) as may be amended from time to time. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product, operation or activity is in violation of any applicable Health Care Law or permit and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any permits and has no knowledge that any such governmental authority is considering such action, except for any of the foregoing that would not reasonably be expected to result in a Material Adverse Effect.

(cc) The Company and each of its Subsidiaries and each of the Guarantors possess such permits, licenses, franchises, certificates, orders and other approvals or authorizations issued by governmental or regulatory authorities (“Permits”) as are necessary under applicable law to conduct their businesses in the manner described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, result in a Material Adverse Effect or except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company and its Subsidiaries and each of the Guarantors have each fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company, any of its Subsidiaries nor any of the Guarantors has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except that would not, individually or in the aggregate, result in a Material Adverse Effect.

(dd) The Company holds, and is operating in material compliance with, such registrations, licenses, approvals, authorizations and clearances of the United States Food and Drug Administration (“FDA”) required for the conduct of its business as currently conducted (collectively, the “FDA Authorizations”), except where the failure to hold or operate in material compliance with the FDA Authorizations would not result in a Material Adverse Effect, and all such FDA Authorizations are in full force and effect. The Company has fulfilled and performed all of its material obligations with respect to the FDA Authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any FDA Authorization, except where the failure to so fulfill or perform, or the occurrence of such event, would not result in a Material Adverse Effect. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has operated and currently is in compliance in all material respects with applicable statutes and implementing regulations administered or enforced by the FDA, except where the failure to so comply would not result in a Material Adverse Effect. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, the Company has not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from the FDA or applicable foreign regulatory agency alleging that any operation or activity of the Company is in violation of any applicable law, rule or regulation.

(ee) Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, since January 1, 2012, the Company has not had any product or manufacturing site (whether Company-owned or that of a contract manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “Warning Letters,” “untitled letters” or requests or requirements to make changes to the Company’s products that if not complied with would reasonably be expected to result in a Material Adverse Effect on the Company, or similar correspondence or notice from the FDA or other governmental authority in respect of the Company business and alleging or asserting noncompliance with any applicable law, Permit or such requests or requirements of a governmental authority, and, to the knowledge of the Company, neither the FDA nor any governmental authority is considering such action.

(ff) Except as would not result in a Material Adverse Effect, there are no recalls, field notifications, field corrections, market withdrawals or replacements, safety alerts or other notice of action relating to an alleged lack of safety, efficacy or regulatory compliance of the Company’s products, or, to the Company’s knowledge, material product complaints with respect to the Company’s products, and to the Company’s knowledge, there are no notices or pending or threatened action by FDA that would be reasonably likely to result in (i) a material recall, field notification, field correction, market withdrawal or replacement, safety alert or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products with respect to the Company’s products, (ii) a material change in labeling of any the Company’s products, or (iii) a termination or suspension of marketing or testing of any the Company’s products.

(gg) The Company and each of its Subsidiaries and each of the Guarantors have filed all necessary U.S. federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or have been accrued for on the consolidated financial statements of the Company, except where the failure to file such tax returns or pay such taxes, assessments, fines and penalties would not, individually or in the aggregate, result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in its consolidated financial statements contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(hh) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s or any Guarantor’s knowledge, is imminent that would result in a Material Adverse Effect.

(ii) The Company and each of its Subsidiaries and each of the Guarantors are insured by recognized and, to the Company’s and the Guarantors’ knowledge, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction or acts of vandalism, and all such insurance is in full force and effect. None of the Company, any of its Subsidiaries nor any of the Guarantors has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct the business of the Company and its Subsidiaries and the Guarantors as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(jj) No relationship, direct or indirect, that would be required to be described pursuant to Item 404 of Regulation S-K under the Securities Act in an annual report on Form 10-K filed by the Company exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that has not been described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kk) Each “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (collectively, “ERISA”)) which is subject to Title IV of ERISA (each, a “Plan”) and is maintained by the Company or any of its subsidiaries, is in compliance in all material respects with ERISA to the extent subject thereto. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (a) no “reportable event” (as defined under Section

4043(c) of ERISA other than those events for which the 30 day notice period has been waived) has occurred respect to any Plan which is maintained by the Company or any of its ERISA Affiliates, (b) neither the Company nor any of its ERISA Affiliates has incurred any unsatisfied liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan or (ii) Sections 412, or 4972 of the Code and (c) each Plan established or maintained by the Company that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ll) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm) There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as directors or officers, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(nn) None of the transactions contemplated by this Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(oo) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or other representative acting on behalf of the Company or any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any government official or employee to influence official action or secure an improper advantage that would constitute a violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of the immaterial matter discussed with the Underwriters in connection with their due diligence.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times (i) in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended; (ii) in compliance with (A) the applicable money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and (B) the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (iii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Guarantors, threatened.

(qq) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries: (i) is currently subject to any sanctions administered and/or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (ii) appears on the Specially Designated Nationals and Blocked Persons list maintained by OFAC or the Annex to Executive Order 13224 issued by the President of the United States, each as amended from time to time, nor is the Company or any of its subsidiaries organized or resident in a country or territory that is the subject of Sanctions. The Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person currently subject to any Sanctions nor provide such proceeds to any destination, entity or person prohibited from receiving them by the laws or regulations of the United States or will otherwise fail to comply with those United States laws and regulations, or in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(rr) The Company is subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(ss) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(tt) Each of the Company and the Guarantors is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person is not engaged in any business or transaction, and does not propose to engage in any business transaction for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged.

(uu) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.740% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b) Public Offering. The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of J.P. Morgan is advisable, and initially to offer the Securities on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Latham & Watkins LLP (or such other place as may be agreed to by the Company and J.P. Morgan) at 10:00 a.m. New York City time, on November 20, 2017, or such other time and date as J.P. Morgan and the Company may agree to in writing (the time and date of such closing are called the “Closing Date”).

(d) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to J.P. Morgan for the accounts of the several Underwriters certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as J.P. Morgan may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Additional Covenants. Each of the Company and the Guarantors further covenants and agrees with each Underwriter as follows:

(a) Required Filings. The Company and the Guarantors will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex II hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(c) Copies of the Prospectus. If requested, the Company will deliver, without charge, to the Underwriters copies of the Registration Statement including all exhibits and consents filed therewith and documents incorporated by reference therein. In addition, during the Prospectus Delivery Period (as defined below), the Company will deliver to each Underwriter as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(d) Notice to the Representative. The Company will advise J.P. Morgan promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has

been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Pricing Disclosure Package. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with applicable law, the Company and the Guarantors will promptly notify the Underwriters thereof and forthwith prepare and (subject to Section 3(c) hereof, file with the Commission (to the extent required) and furnish to the Underwriters, such amendments or supplements to any of the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Pricing Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading or (ii) if in the reasonable judgment of the Representative or counsel for the Underwriters it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantors agree to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Underwriters, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the Time of Sale of Securities, be misleading or so that the Prospectus, as amended or supplemented will comply with all applicable law.

(g) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representative and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions as you may reasonably request, shall comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system) an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of proceeds” in the Pricing Disclosure Package.

(j) DTC. The Company will cooperate with the Underwriters and use its commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the DTC.

(k) Agreement Not To Offer or Sell Additional Securities. During the period of 45 days following the date hereof, the Company will not, without the prior written consent of J.P. Morgan (which consent may be withheld at the sole discretion of J.P. Morgan), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(l) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

The Representative on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, covenants and agrees with the several Underwriters that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and accountants in connection with the preparation, printing and reproduction of the Transaction Documents, the Registration Statement, the Pricing Disclosure Package and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement Among Underwriters (including any agreement with the Independent Underwriter), the Transaction Documents, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(g) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA, including the reasonable fees and disbursements of counsel for the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities in an amount not to exceed $10,000; and (viii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 4, and Sections 6 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received from each of (i) PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Company, (ii) Baker Tilly Virchow Krause, LLP, the independent registered public accounting firm for Vascular, and (iii) PricewaterhouseCoopers LLP, the independent registered public accounting firm for NeoTract, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, covering the financial information in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Underwriters shall have received from each of such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) each such “bring-down comfort letter” shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 days prior to the Closing Date.

(c) No Material Adverse Change. (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto) and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than changes due to (x) issuances of the Company’s common stock under the Company’s employee benefit plans and the Company’s dividend reinvestment plan or (y) any scheduled repayment of the Company’s existing debt or conversion of the Company’s existing convertible debt in accordance with the terms thereof) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto), the effect of which, in any such case described in clause (i) or (ii), is in the judgment of J.P. Morgan so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(d) No Rating Agency Change. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(e) No Market Change. On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc. (“NYSE”); (ii) a suspension or material limitation in trading in the Company’s or any Guarantor’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York, State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of J.P. Morgan makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(f) Opinion of Underwriters’ Counsel. Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(g) Opinion of Company Counsel. Simpson Thacher & Bartlett LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance statement substantially in the form attached as Annex III(a) hereto, dated the Closing Date.

(h) Opinion of Company General Counsel. James J. Leyden, as general counsel to the Company, shall have furnished to you his written opinion substantially in the form attached as Annex III(b) hereto, dated the Closing Date.

(i) Opinion of Company Regulatory General Counsel. Hyman, Phelps & McNamara PC, as special healthcare regulatory counsel to the Company, shall have furnished to you their written opinion substantially in the form attached as Annex III(c) hereto, dated the Closing Date.

(j) Opinion of Company Irish Counsel. A&L Goodbody, special local counsel to Teleflex Urology Limited, shall have furnished to you their written opinion substantially in the form attached as Annex III(d) hereto, dated the Closing Date.

(k) Opinion of Company Minnesota Counsel. Dorsey & Whitney LLP, special local counsel to Vascular Solutions LLC, shall have furnished to you their written opinion substantially in the form attached as Annex III(e) hereto, dated the Closing Date.

(l) Opinion of Company Utah Counsel. Ballard Spahr LLP, special local counsel to Wolfe-Tory Medical, Inc., shall have furnished to you their written opinion substantially in the form attached as Annex III(f) hereto, dated the Closing Date.

(m) Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Underwriters on the Closing Date certificates of officers of the Company and each Guarantor satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of such time, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (c) and (d) of this Section (as applicable) and as to such other matters as you may reasonably request.

(n) Supplemental Indenture. The Company and the Guarantors shall have executed and delivered the Supplemental Indenture, in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(o) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by J.P. Morgan by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by J.P. Morgan pursuant to Section 5 hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, other than by reason of a default by any of the Underwriters, including as described in Section 14 hereof, the Company and each of the Guarantors jointly and severally agree to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex I or prepared pursuant to Section 1(e) or Section 3(b) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex II hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

SECTION 8. Indemnification and Contribution.

(a) Each of the Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), Pricing Term Sheet or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any legal or other expenses reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the Company or any Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in Registration Statement, Preliminary Prospectus, Pricing Term Sheet, any Issuer Free Writing Prospectus or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through J.P. Morgan expressly for use therein.

(b) The Company and the Guarantors, jointly and severally, will indemnify and hold harmless Guggenheim Securities, LLC, in its capacity as Independent Underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Independent Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or omission to act or any alleged act or omission to act by Guggenheim Securities, LLC as Independent Underwriter in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (iii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of Guggenheim Securities, LLC in performing the services as Independent Underwriter, and will reimburse the Independent Underwriter for any legal or other expenses reasonably incurred by the Independent Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Guarantor, each of their respective directors, each of their respective officers who signed the Registration Statement and each person, if any, who controls the Company and each Guarantor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), Pricing Term Sheet or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, Preliminary Prospectus, Pricing Term Sheet, any Issuer Free Writing Prospectus or Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or any Guarantor by such Underwriter through J.P. Morgan expressly for use therein; and will reimburse the Company or any Guarantor, or any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any Guarantor, or any such director, officer or controlling person in connection with investigating or defending any such action or claim as such expenses are incurred. The Company and each Guarantor hereby acknowledges that the only information furnished to the Company and each Guarantor by any Underwriter through J.P. Morgan expressly for use in the Registration Statement, Preliminary Prospectus, Pricing Term Sheet, any Issuer Free Writing Prospectus or Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph of text (concerning the terms of the offering), the third and fourth sentences in the seventh paragraph of text (concerning market-making activities) and the ninth and tenth paragraphs of text (concerning short sales, stabilizing transactions and purchases to cover positions created by short sales), in each case under the caption “Underwriting (conflicts of interest)” in the Preliminary Prospectus and the Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party (except to the extent that such failure to notify results in any material prejudice against the indemnifying party with respect to such action) otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if indemnity is sought by Guggenheim Securities, LLC in its capacity as the Independent Underwriter pursuant to Section 8(b) above, then in addition to such separate counsel of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for fees and expenses of not more than one separate firm (in addition to any local counsel) for Guggenheim Securities, LLC in its capacity as Independent Underwriter, its affiliates, directors, officers and all persons, if any, who control Guggenheim Securities, LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act; provided further, that in case any such action shall be brought against any indemnified party and such indemnifying party notifies such indemnified party of its election so to assume the defense thereof, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such action (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by J.P. Morgan and that all such reasonable fees and expenses shall be reimbursed as they are incurred; provided, however, that if indemnity is sought by Guggenheim Securities, LLC in its capacity as the Independent Underwriter pursuant to Section 8(b) above, then in addition to such separate counsel of the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for fees and expenses of not more than one separate firm (in addition to any local counsel) for Guggenheim Securities, LLC in its capacity as Independent Underwriter, its affiliates, directors, officers and all persons, if any, who control Guggenheim Securities, LLC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters or the Independent Underwriter, as applicable, on the other from the offering of the Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters or the Independent Underwriter, as applicable, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters or the Independent Underwriter, as applicable, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to investors were offered to the investors exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter, its directors, officers, employees, affiliates and agents and each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Securities Act or the Exchange Act and each broker-dealer affiliate of any Underwriter or the Independent Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or any Guarantor and to each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act.

SECTION 9. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriters, its directors, officers, employees, affiliates and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, the Company, any Guarantor and each of the Company’s and the Guarantors’ respective directors, officers and each person, if any, who controls the Company and each Guarantor within the meaning of the Securities Act or the Exchange Act, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 10. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: 212.270.1063

Attention: Edward Pyne

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: 212.751.4864

Attention: Marc D. Jaffe

If to the Independent Underwriter:

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile: 212.751.4864

Attention: Marc D. Jaffe

If to the Company or the Guarantors:

Teleflex Incorporated

550 East Swedesford Road,

Wayne, Pennsylvania 19087

Facsimile: 610.225.8780

Attention: Secretary

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Section 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any subsequent purchaser or other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 12. Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan on behalf of the Underwriters, and any such action taken by J.P. Morgan shall be binding upon the Underwriters.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Default of One or More of the Several Underwriters. If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriters or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other

Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4 and 8 hereof shall at all times be effective and shall survive such termination. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 14. Any action taken under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 15. Independent Underwriter.

(a) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company, each of the Guarantors and the Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:

(i) The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121;

(ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of “due diligence” in respect thereto; and

(iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof.

(b) The Independent Underwriter hereby agrees with the Company, each of the Guarantors and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Section (f)(12) of Rule 5121 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the Prospectus (including those described in (a) above).

(c) The Company and each of the Guarantors agrees to cooperate with the Underwriters to enable the Underwriters to comply with Rule 5121 and the Independent Underwriter to perform the services contemplated by this Agreement.

(d) The Company, each of the Guarantors and the Independent Underwriter agree that the Independent Underwriter will provide its services in its capacity as Independent Underwriter hereunder without compensation other than such compensation that the Independent Underwriter may receive as an Underwriter hereunder.

(e) The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting (conflicts of interest)” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 3 hereof.

SECTION 16. No Advisory or Fiduciary Responsibility. Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company and the Guarantors, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company and the Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement, (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (v) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Guarantors, in connection with such transaction or the process leading thereto.

SECTION 17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 18. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

SECTION 19. The Company, each of the Guarantors and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

SECTION 22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

Teleflex Incorporated

By:	/s Jake Elguicze
Name: Jake Elguicze
Title: Treasurer and Vice President, Investor Relations

Airfoil Technologies International-Ohio, Inc.
Arrow International, Inc.
Arrow International Investment Corp.
Arrow Interventional, Inc.
Hotspur Technologies, Inc.
NeoTract, Inc.
Technology Holding Company II
Technology Holding Company III
Teleflex Medical Incorporated
Teleflex Urology Limited
TFX Medical Wire Products, Inc.
Vascular Solutions LLC
Vasonova, Inc.
Vidacare LLC
Wolfe-Tory Medical, Inc.

By:	/s Jake Elguicze
Name: Jake Elguicze
Title: (1) President (in the case of Airfoil Technologies International-Ohio, Inc., Arrow International Investment Corp., Technology Holding Company II and Technology Holding Company III), (2) Vice President & Treasurer (in the case of Arrow International, Inc., Arrow Interventional, Inc., Hotspur Technologies, Inc., NeoTract, Inc., Teleflex Medical Incorporated, TFX Medical Wire Products, Inc., Vascular Solutions LLC, VasoNova, Inc., Vidacare LLC and Wolfe-Tory Medical, Inc.) and (3) Director (in the case of Teleflex Urology Limited)

TFX Equities Incorporated
TFX International Corporation
TFX North America Inc.

By:	/s/ Matthew Howald
Name: Matthew Howald
Title: Vice President

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

J.P. MORGAN SECURITIES LLC
Acting on behalf of itself and as the Representative of the several Underwriters

By:	J.P. Morgan Securities LLC

By:	/s/ Edward S. Pyne
Name: Edward S. Pyne
Title: Executive Director

GUGGENHEIM SECURITIES, LLC
As Underwriter and Independent Underwriter

By:	Guggenheim Securities, LLC

By:	/s/ Neil Oberoi
Name: Neil Oberoi
Title: Senior Managing Director

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
J.P. Morgan Securities LLC	$186,011,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	74,404,000
PNC Capital Markets LLC	37,202,000
Citizens Capital Markets, Inc.	24,802,000
DNB Markets, Inc.	24,802,000
HSBC Securities (USA) Inc.	24,802,000
MUFG Securities Americas Inc.	24,802,000
SMBC Nikko Securities America, Inc.	24,802,000
Wells Fargo Securities, LLC	24,802,000
Capital One Securities, Inc.	12,401,000
Citigroup Global Markets Inc.	12,401,000
Fifth Third Securities, Inc.	12,401,000
U.S. Bancorp Investments, Inc.	12,401,000
Guggenheim Securities, LLC	3,967,000
Total	$500,000,000

SCHEDULE B

Significant Subsidiaries

Arrow International Investment
Arrow International, Inc.
LMC Seychelles
NeoTract, Inc.
Teleflex Care Ltd.
Teleflex Funding LLC
Teleflex Health Ltd.
Teleflex Holding Netherlands B.V.
Teleflex Holding Singapore
Teleflex Innovations S.à r.l.
Teleflex Life Sciences Unlimited Company
Teleflex Lux Holding S.à r.l.
Teleflex Manufacturing Unlimited Company
Teleflex Medical Asia Pte. Ltd.
Teleflex Medical B.V.
Teleflex Medical Devices S.à r.l.
Teleflex Medical Europe Limited
Teleflex Medical Technology Ltd
Teleflex Production Unlimited Company
Teleflex Urology Limited
TFX Equities Incorporated
TFX International Corporation
TFX North America Inc.

ANNEX I

Pricing Disclosure Package

Pricing Term Sheet, dated November 16, 2017 substantially in the form of Annex II.

ANNEX II

Filed Pursuant to Rule 433

Registration Statement No. 333-211276

Issuer Free Writing Prospectus dated November 16, 2017

Relating to Preliminary Prospectus Supplement dated November 16, 2017

PRICING TERM SHEET

November 16, 2017

Teleflex Incorporated

$500,000,000

4.625% Senior Notes due 2027

Pricing Term Sheet dated November 16, 2017 to the Preliminary Prospectus dated November 16, 2017 of Teleflex Incorporated. The information in this Pricing Term Sheet supplements the Preliminary Prospectus, supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus and is otherwise qualified in its entirety by reference to the Preliminary Prospectus. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given them in the Preliminary Prospectus.

Issuer:	Teleflex Incorporated

Securities Offered:	4.625% Senior Notes due 2027 (the “Notes”)

Aggregate Principal Amount:	$500,000,000

Public Offering Price:	100.000%

Gross Proceeds:	$500,000,000

Net Proceeds to Issuer (before expenses):	$493,700,000, after deducting the Underwriters’ discount

Maturity Date:	November 15, 2027

Coupon:	4.625%

Yield to Maturity:	4.625%

Spread to Treasury:	227 bps

Benchmark Treasury:	UST 2.250% due November 15, 2027

Interest Payment Dates:	May 15 and November 15, commencing on May 15, 2018

Interest Payment Record Dates:	May 1 and November 1

Equity Clawback:	Prior to November 15, 2020, up to 40% may be redeemed at 104.625% plus accrued and unpaid interest

Optional Redemption:

On or after the dates set forth below at the prices set forth below plus accrued and unpaid interest:

November 15, 2022: 102.313%

November 15, 2023: 101.542%

November 15, 2024: 100.771%

November 15, 2025 and thereafter: 100.000%

Make-whole Call:	Prior to November 15, 2022, at a make-whole premium based on Treasury Rate plus 50 basis points

Change of Control Triggering Event:	Putable at 101% plus accrued and unpaid interest

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated PNC Capital Markets LLC

Co-Managers

Citizens Capital Markets, Inc.

DNB Markets, Inc.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

Wells Fargo Securities, LLC

Capital One Securities, Inc.

Citigroup Global Markets Inc.

Fifth Third Securities, Inc.

U.S. Bancorp Investments, Inc.

Guggenheim Securities, LLC

Trade Date:	November 16, 2017

Settlement Date:	November 20, 2017 (T+2)

CUSIP / ISIN:	879369 AF3 / US879369AF39

Denominations:	$2,000 and integral multiples of $1,000 in excess of $2,000

This material is strictly confidential and has been prepared by the Issuer solely for use in connection with the proposed offering of the securities described in the Preliminary Prospectus. This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the securities. Please refer to the Preliminary Prospectus for a complete description.

The Issuer has filed a Registration Statement (including a Preliminary Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus in that Registration Statement and other documents the Issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan toll-free at (866) 846-2874, or from Merrill Lynch, Pierce, Fenner & Smith Incorporated at 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001 Attn: Prospectus Department or by e-mail at dg.prospectus_requests@baml.com, or from PNC Capital Markets LLC at 225 Fifth Avenue, Three PNC Plaza, 10th Floor, Pittsburgh, PA 15222 or by calling (855) 881-0687.

This communication is not an offer to sell the securities and it is not a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.